                                EXHIBIT 3.48.1

                                                                  EXHIBIT 3.48.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                          INFOMALL CABLE NETWORK, INC.


         The undersigned, for the purpose of organizing a corporation, under the provisions and subject to the requirements of the Delaware General Corporation Law, hereby certifies that:


    FIRST: The name of the corporation (hereinafter called the "Corporation") is

                          INFOMALL CABLE NETWORK, INC.


         SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Service Company.


         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


         FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares of common stock with a par value of $.01 per share.


         FIFTH: The name and the mailing address of the incorporator are as follows:

         NAME                           MAILING ADDRESS

         William L. Watson              18401 U.S. Highway 19 N.
                                        Clearwater, FL 34624


         SIXTH: The power of the incorporator shall terminate upon the filing of this certificate of incorporation. The name and mailing address of the person who shall serve as director of the Corporation until the first annual meeting of stockholders is as follows:

         NAME                           MAILING ADDRESS

         Lowell W. Paxson               18401 U.S. Highway 19 N.
                                        Clearwater, FL 34624

The number of directors may be increased or decreased from time to time as provided in the bylaws.


         SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         EIGHTH: No director, officer, or agent of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as either a director, an officer, or an agent, except for liability (i) for any breach of duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director, officer, or agent derived any improper personal benefit. If the Delaware General Corporation Law is amended after the adoption of this Article EIGHTH to authorize corporate action further eliminating or limiting the personal liability of directors, officers, or agents, then the liabilities shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director, an officer, or an agent of the Corporation surviving at the time of such repeal or modification.

         NINTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article NINE.

Signed on April 17, 1995.

                                                /s/ William L. Watson
                                               --------------------------------
                                               William L. Watson, Incorporator